EXHIBIT 99.1

Urgently Announces Capital Structure Improvements and Secures up to $20 Million in New Financing

Additional capital structure improvements and financing will support business growth initiatives

VIENNA, VA – February 26, 2025 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, announced today that it has reached an agreement with its lenders resulting in significant capital structure improvements. Urgently has entered into a new credit agreement for an asset-based revolving credit facility for up to $20 million with MidCap Financial, which will be used to repay existing indebtedness to its first lien lenders and to help the Company advance its mission to transform the legacy roadside assistance market and to develop and define the new market for connected mobility assistance services for automotive, insurance, fleet, logistics, new mobility and technology transportation companies.

“We are pleased to have announced our new credit facility, as well as the repayment of a significant amount of debt to our existing lenders,” said Tim Huffmyer, Chief Financial Officer of Urgently. “The new debt facility will support the business as we continue to transform the legacy roadside assistance market and to develop new connected mobility assistance services on a global scale. We appreciate MidCap Financial’s partnership and relationship-oriented approach.”

Garrett Fletcher, President of Structured Finance at MidCap Financial, commented, “Urgently is a leading mobility services platform that utilizes technology to improve the consumer roadside experience. Given their continued improvement in financial performance, we are excited to partner with Urgently and support their ongoing efforts to capitalize and further strengthen their business.”

Certain funds managed by Highbridge Capital Management, LLC (“Highbridge”), Onex Credit and Whitebox Advisors have also agreed to forego the repayment of certain fees under the company’s second lien agreements in exchange for the issuance of 1,358,073 shares of Urgently’s common stock and an extension of its second lien term loans until July 31, 2026.

“We appreciate the support of Highbridge, Onex Credit and Whitebox Advisors as they extend their partnership with the Urgently team,” said Matt Booth, CEO of Urgently. “Their continued support is indicative of the confidence that exists among leading financial, automotive, mobility and strategic investors in the strong business we’ve built. These capital structure improvements will allow us to strengthen our commitment to our partners, service providers and consumers, as we continue to transform the market with our market-leading digital platforms, products and solutions.”

Chardan served as exclusive financial advisor to Urgently to support the transaction.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

About MidCap Financial

MidCap Financial is a middle-market focused, specialty finance firm that provides senior debt solutions to companies across all industries. As of December 31, 2024, MidCap Financial provides administrative or other services for over $53 billion of commitments*. MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, Inc, pursuant to an investment management agreement. Apollo had assets under management of approximately $751 billion as of December 31, 2024, in credit, private equity and real assets funds.

For more information about MidCap Financial, please visit http://www.midcapfinancial.com.

For more information about Apollo, please visit http://www.apollo.com.

*Including commitments managed by MidCap Financial Services Capital Management LLC, a registered investment adviser, as reported under Item 5.F on Part 1 of its Form ADV

Forward-Looking Statements

This press release contains or may contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or Urgently’s future financial or operating performance. Such statements are based upon current plans, estimates and expectations of management of Urgently in light of historical results and trends, current conditions and potential future developments, and are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Forward-looking terms such as “may,” “will,” “could,” “should,” “would,” “plan,” “potential,” “intend,” “anticipate,” “project,” “predict,” “target,” “believe,” “continue,” “estimate” or “expect” or the negative of these words or other words, terms and phrases of similar nature are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than historical facts, including, without limitation, statements regarding Urgently’s ability to successfully deploy the capital from the new debt facility and repay its new and existing debt facilities, are based on the current assumptions of Urgently’s management and are neither promises nor guarantees, but involve a significant number of factors that may cause our actual performance or achievements to be materially different from any future performance or achievements stated or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”), including in our annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 29, 2024, our quarterly reports on Form 10-Q, including our quarterly report on Form 10-Q for the quarter ended September 30, 2024, which was filed with the SEC on November 13, 2024, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements reflect Urgently’s beliefs and assumptions only as of the date of this press release. Urgently undertakes no obligation to update forward-looking statements to reflect future events or circumstances.